INTERDIGITAL ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER 2023
Samsung arbitration agreement and Lenovo judgement drive total revenue to over $200 million;
record return of capital to shareholders
WILMINGTON, DE. - May 4, 2023 - InterDigital, Inc. (Nasdaq: IDCC), a mobile and video technology research and development company, today announced results for the quarter ended March 31, 2023.
"In first quarter, we continued to make strong progress in executing against our long-term goals,” commented Liren Chen, President and CEO, InterDigital. “The recent Lenovo judgement, along with our Samsung arbitration agreement and the 2022 Apple renewal, drove exceptional financial results in first quarter 2023 and provide a strong recurring revenue base well into the future."
First Quarter 2023 Financial Highlights, as compared to First Quarter 2022:
GAAP
•Total revenue was $202.4 million and increased 100%. The increase was driven by the recent Lenovo judgement.
•Recurring revenue was $101.6 million and increased 2%.
•Operating expenses were $83.1 million and increased 17%. The increase was driven by $8.2 million of one-time items.
•Net income1 was $105.3 million and increased 485%.
•Diluted earnings per share was $3.58 and increased 517%.
•The company completed its modified Dutch auction tender offer in which it repurchased 2.7 million shares, for an aggregate cost of $199.9 million, excluding fees, expenses and excise tax. The company repurchased $24.7 million, or 0.3 million shares, during the period April 1, 2023 through April 30, 2023.
Non-GAAP
•Adjusted EBITDA2 was $154.8 million and increased 179%.
•Adjusted EBITDA margin2 was 76% up from 55%.
•Non-GAAP net income3 was $123.6 million and increased 301%.
•Non-GAAP diluted earnings per share3 was $4.21 and increased 325%.
Near Term Outlook
The table below presents guidance of the Company's expectations for second quarter 2023. The revenue range covers both existing licenses and license agreements that we currently expect to be executed in second quarter 2023.

Q2 2023
Revenue	$100M - $104M
Operating expenses	$78M - $81M
Net income [1]	$16.4M - $19.1M
Adjusted EBITDA [2]	$50.2M- $52.9M
Diluted earnings per share	$0.60 - $0.70
Non-GAAP diluted earnings per share [3]	$1.19 - $1.29
Weighted-average diluted shares (a)	27.3M
(a) Based on share repurchases through April 30, 2023, excluding any additional repurchases that may occur during the remainder of second quarter 2023.

Conference Call Information
InterDigital will host a conference call on Thursday, May 4, 2023 at 10:00 a.m. ET to discuss its first quarter 2023 financial performance and other company matters.
For a live Internet webcast of the conference call, visit www.interdigital.com and click on the “Webcast” link on the Investors page. The company encourages participants to take advantage of the Internet option.
For telephone access to the conference call, visit www.interdigital.com and click on the “Dial In Registration” link on the Investors page. Registration is necessary to obtain a dial in phone number and PIN to join.
An Internet replay of the conference call will be available on InterDigital’s website under Events in the Investors section. The replay will be available for one year.
About InterDigital®
InterDigital develops mobile and video technologies that are at the core of devices, networks, and services worldwide. We solve many of the industry’s most critical and complex technical challenges, inventing solutions for more efficient broadband networks, better video delivery, and richer multimedia experiences years ahead of market deployment. InterDigital has licenses and strategic relationships with many of the world’s leading technology companies. Founded in 1972, InterDigital is listed on Nasdaq.
InterDigital is a registered trademark of InterDigital, Inc.
For more information, visit the InterDigital website: www.interdigital.com.
For additional financial measures, refer to our first quarter 2023 Form 10-Q and the financial metrics tracker, which are available on the Investor Relations section of our website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding our current beliefs, plans and expectations, including, without limitation, our belief that we will continue to be able to execute strongly on our business during the ongoing COVID-19 pandemic. Words such as “believe,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “goal,” “could,” "would," "should," "if," "may," "might," "future," "target," "trend," "seek to," "will continue," "predict," "likely," "in the event," and variations of any such words or similar expressions are intended to identify such forward-looking statements.
Forward-looking statements are made on the basis of management’s current views and assumptions and are not guarantees of future performance. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results, and actual events that occur, to differ materially from results contemplated by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) unanticipated delays, difficulties or accelerations in the execution of patent license agreements; (ii) our ability to leverage our strategic relationships and secure new patent license agreements on acceptable terms; (iii) our ability to enter into sales and/or licensing partnering arrangements for certain of our patent assets; (iv) our ability to enter into partnerships with leading inventors and research organizations and identify and acquire technology and patent portfolios that align with our roadmap; (v) our ability to commercialize our technologies and enter into customer agreements; (vi) the failure of the markets for our current or new technologies to materialize to the extent or at the rate that we expect; (vii) unexpected delays or difficulties related to the development of our technologies; (viii) changes in our interpretations of, and assumptions and calculations with respect to the impact on us of, the 2017 Tax Cuts and Jobs Act, as well as further guidance that may be issued regarding such act; (ix) risks related to the potential impact of new accounting standards on our financial position, results of operations or cash flows; (x) failure to accurately forecast the impact of our restructuring activities on our financial statements and our business; (xi) the resolution of current legal proceedings, including any awards or judgments relating to such proceedings, additional legal or regulatory proceedings, changes in the schedules or costs associated with legal proceedings or adverse rulings in such proceedings; (xii) the timing and impact of potential administrative and legislative matters; (xiii) changes or inaccuracies in market projections; (xiv) our ability to obtain liquidity though debt and equity financings; (xv) the potential effects that macroeconomic uncertainty could have on our financial position, results of operations and cash flows; (xvi) changes in our business strategy; (vii) changes or inaccuracies in our expectations with respect to royalty payments by our customers and (xviii) risks related to our assumptions and application of relevant accounting standards, including with respect to revenue recognition.
We undertake no duty to revise or update publicly any forward-looking statement for any reason, except as otherwise required by law.

Footnotes
1    Throughout this press release, net income and diluted earnings per share (“EPS”) are attributable to InterDigital, Inc. (e.g., after adjustments for non-controlling interests), unless otherwise stated.
2    Adjusted EBITDA and Adjusted EBITDA margin are supplemental non-GAAP financial measures that InterDigital believes provide investors with important insight into the company's ongoing business performance. InterDigital defines Adjusted EBITDA as net income attributable to InterDigital Inc. plus net loss attributable to non-controlling interest, income tax (provision) benefit, other income (expense) & interest expense, depreciation and amortization, share-based compensation, and other items. Other items include restructuring costs, impairment charges and other non-recurring items. Adjusted EBITDA margin is Adjusted EBITDA over total revenues. These non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. A detailed reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is provided below.
3    Non-GAAP net income and Non-GAAP diluted EPS are supplemental non-GAAP financial measures that InterDigital believes provides investors with important insight into the company's ongoing business performance. InterDigital defines non-GAAP net income attributable to InterDigital, Inc. as net income plus share-based compensation, acquisition related amortization, depreciation and amortization, restructuring costs, impairment charges and one-time adjustments, losses on extinguishments of long-term debt, the related income tax effect of the preceding items, and adjustments to income taxes. InterDigital’s computation of these non-GAAP financial measures might not be comparable to similarly named measures reported by other companies. The presentation of these financial measures, which are not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of non-GAAP net income to net income attributable to InterDigital, Inc., the most directly comparable GAAP financial measure, is provided below.

SUMMARY CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2023	2022
REVENUES:
Recurring revenues:
Smartphone	$87,431	$87,698
CE, IoT/Auto	14,086	11,190
Other	56	239
Total recurring revenues	101,573	99,127
Catch-up revenues	100,800	2,191
Total revenues	202,373	101,318

OPERATING EXPENSES:
Research and portfolio development	49,429	44,177
Licensing	21,368	15,530
General and administrative	12,315	10,884
Restructuring activities	—	542
Total Operating expenses	83,112	71,133

Income from operations	119,261	30,185

INTEREST EXPENSE	(12,087)	(5,515)
OTHER INCOME (EXPENSE), NET	13,191	(1,005)
Income before income taxes	120,365	23,665
INCOME TAX PROVISION	(16,845)	(5,961)
NET INCOME	$103,520	$17,704
Net loss attributable to noncontrolling interest	(1,739)	(290)
NET INCOME ATTRIBUTABLE TO INTERDIGITAL, INC.	$105,259	$17,994
NET INCOME PER COMMON SHARE — BASIC	$3.66	$0.59
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — BASIC	28,780	30,703
NET INCOME PER COMMON SHARE — DILUTED	$3.58	$0.58
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — DILUTED	29,372	31,275
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.35	$0.35

SUMMARY CONSOLIDATED CASH FLOWS
(in thousands)
(unaudited)

	For the Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$103,520	$17,704
Non-cash adjustments	(4,004)	(22,083)
Working capital changes	(127,368)	(13,593)
Net cash used in operating activities	(27,852)	(17,972)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net (purchases) sales of short-term investments	(5,982)	117,811
Capitalized patent costs and purchases of property and equipment	(8,481)	(10,209)
Net cash (used in) provided by investing activities	(14,463)	107,602
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common stock	(203,381)	—
Dividends paid	(10,384)	(10,741)
Other	(4,371)	(2,300)
Net cash used in financing activities	(218,136)	(13,041)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(260,451)	76,589
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	703,161	713,224
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$442,710	$789,813

SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	MARCH 31, 2023	DECEMBER 31, 2022
ASSETS
Cash, cash equivalents and short-term investments	$950,684	$1,201,777
Accounts receivable	144,038	53,182
Prepaid and other current assets	101,692	89,716
Property & equipment and patents, net	355,650	365,337
Other long-term assets, net	196,494	190,093
TOTAL ASSETS	$1,748,558	$1,900,105
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable, accrued liabilities, taxes payable & dividends payable	$75,577	$82,287
Current deferred revenue	178,816	189,059
Long-term deferred revenue	205,057	237,580
Long-term debt & other long-term liabilities	663,807	660,666
TOTAL LIABILITIES	1,123,257	1,169,592
TOTAL INTERDIGITAL, INC. SHAREHOLDERS' EQUITY	619,672	724,895
Noncontrolling interest	5,629	5,618
TOTAL EQUITY	625,301	730,513
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,748,558	$1,900,105

RECONCILIATION OF NON-GAAP MEASURES

The table below presents a reconciliation of Adjusted EBITDA to net income attributable to InterDigital, Inc., the most directly comparable GAAP financial measure (in thousands):

	For the Three Months Ended March 31,		Q2 Outlook
	2023	2022	2023
Net income attributable to InterDigital, Inc.	$105,259	$17,994	$16,400 - $19,100
Net loss attributable to non-controlling interest	(1,739)	(290)	(500)
Income tax provision	16,845	5,961	3,400
Other income (expense) & interest expense	(1,104)	6,520	2,300
Depreciation and amortization	19,526	19,282	19,600
Share-based compensation	7,790	5,386	9,000
Other items (a)	8,237	542	—
Adjusted EBITDA [2]	$154,814	$55,395	$50,200 - $52,900
(a)    Other items in the above table includes a $5.7 million one-time charge for a net litigation fee reimbursement and a $2.5 million one-time impairment on our patents held for sale during the three months ended March 31, 2023 and $0.5 million of restructuring costs during the three months ended March 31, 2022.
The table below presents a reconciliation of Non-GAAP net income to net income attributable to InterDigital, Inc., the most directly comparable GAAP financial measure (in thousands):

	For the Three Months Ended March 31,		Q2 Outlook
	2023	2022	2023
Net income attributable to InterDigital, Inc.	$105,259	$17,994	$16,400 - $19,100
Share-based compensation	7,790	5,386	9,000
Acquisition related amortization	10,268	10,086	10,300
Other operating items (a)	8,237	542	—
Other non-operating items (b)	(158)	—	—
Related income tax and noncontrolling interest effect of above items	(6,739)	(3,363)	(3,300)
Adjustments to income taxes	(1,042)	162	—
Non-GAAP net income [3]	$123,615	$30,807	$32,400 - $35,100
Non-GAAP net income per diluted share [3]	$4.21	$0.99	$1.19 - $1.29
(a)    Other items in the above table includes a $5.7 million one-time charge for a net litigation fee reimbursement and a $2.5 million one-time impairment on our patents held for sale during the three months ended March 31, 2023 and $0.5 million of restructuring costs during the three months ended March 31, 2022.
(b)    Other non-operating items includes $0.2 million of gains from observable price changes of our long-term strategic investments during the three months ended March 31, 2023.

CONTACT:	InterDigital, Inc.
Email: investor.relations@interdigital.com
+1 (302) 300-1857